Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy Lipson and Logan H.  Hennessey, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as an Officer of Newmont Corporation) to the Annual Report on Form 10-K of Newmont Corporation for the fiscal year ended December 31, 2019, and any amendments thereto and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 20th day of February, 2020.

Signature	Title

/s/ Cristina Bitar	Director
Cristina Bitar

/s/ Gregory H. Boyce	Director
Gregory H. Boyce

/s/ Beverley Anne Briscoe	Director
Beverley Anne Briscoe

/s/ Bruce R. Brook	Director
Bruce R. Brook

/s/ J. Kofi Bucknor	Director
J. Kofi Bucknor

/s/ Matthew Coon Come	Director
Matthew Coon Come

/s/ Noreen Doyle	Non-Executive Chair
Noreen Doyle

/s/ Veronica M. Hagen	Director
Veronica M. Hagen

/s/ Sheri E. Hickok	Director
Sheri E. Hickok

/s/ René Médori	Director
René Médori

/s/ Jane Nelson	Director
Jane Nelson

/s/ Thomas R. Palmer	Director and Chief Executive Officer
Thomas R. Palmer	(Principal Executive Officer)

/s/ Clement Pelletier	Director
Clement Pelletier

/s/ Julio M. Quintana	Director
Julio M. Quintana

/s/ Charles R. Sartain	Director
Charles R. Sartain

/s/ Nancy K. Buese	Executive Vice President and Chief Financial
Nancy K. Buese	Officer
(Principal Financial Officer)

/s/ John W. Kitlen	Vice President, Controller and Chief
John W. Kitlen	Accounting Officer
(Principal Accounting Officer)